Exhibit 10.26

ASSIGNMENT AND ASSUMPTION OF FINANCING
AND FINANCING DOCUMENTS

This Assignment and Assumption of Financing and Financing Documents (the “Assignment”) is made by and between Summit Financial Resources, L.P., a Hawaii limited partnership (“Assignor”), Artisanal Cheese, LLC, a New York limited liability company (“Client”), American Home Food Products, Inc., a New York corporation (“AHFP”), Daniel W. Dowe, an individual (“Dowe”), (AHFP and Dowe are collectively referred to as “Guarantors”) and Frederick G. Perkins, III, an individual (“Assignee”).

RECITALS

1.             Assignor and Client entered into a Financing Agreement dated February 19, 2009, and an Addendum to Financing Agreement (Inventory Financing) dated February 19, 2009 (collectively, the “Financing Agreement”), each attached hereto as Exhibit A, pursuant to which Assignor provided certain accounts receivable and inventory financing to Client (the “Financing”).

2.             AHFP guaranteed the obligations of Client under the Financing Agreement pursuant to a Guarantee executed by AHFP in favor of Assignor dated February 19, 2009 (the “AHFP Guarantee”), attached hereto as Exhibit B.

3.             Dowe guaranteed certain obligations of Client under the Financing Agreement pursuant to an Amended and Restated Guarantee executed by Dowe in favor of Assignor dated November 18, 2009 (the “Dowe Guarantee”), attached hereto as Exhibit C. The AHFP Guarantee and the Dowe Guarantee are collectively referred to as the “Guarantees.”

4.             Pursuant to the Financing Agreement, Assignor has been granted a security interest in certain assets of Client, including, but not limited to, Client’s accounts receivable, equipment, and inventory, which security interest was perfected by the filing of that certain UCC Financing Statement, with Assignor as secured party and Client as debtor, filed with the New York Secretary of State, File No. 200812196349753 (the “Financing Statement”). The Financing Agreement, the Guarantees, and the Financing Statement are collectively referred to in this Assignment as the “Financing Documents.”

5.             As requested by Assignee, Assignor has agreed to assign, transfer, and convey the Financing Documents and all of Assignor’s right, title, and interest therein, along with any and all of Assignor’s claims, demands, actions, causes of action, damages, costs, expenses, and other rights of any nature whatsoever, whether known or unknown, arising thereunder or related thereto, (collectively, the “Assigned Property”) to Assignee. This Assignment sets forth the terms and conditions of that assignment.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, Assignee, Client, and Guarantors agree as follows:

2.             Purchase Price. Upon execution and delivery hereof, Assignee shall pay to Assignor for the Assigned Property the total purchase price (the “Purchase Price”) of Two Hundred Twenty Thousand and Eighty Dollars ($220,080.00) by wire transfer of immediately available funds as follows:

Summit Financial Resources, L.P.
JP Morgan Chase Bank
80 West Broadway, Suite 200
Salt Lake City, Utah 84101
ABA #: 021000021
Acct #: 901001814

3.             Assignment and Assumption of Assigned Property.

a.             Upon receipt of the Purchase Price and subject to the terms and conditions provided herein, Assignor assigns, transfers, and conveys to Assignee all of Assignor’s rights, titles, claims, interests, and obligations in and to the Assigned Property.

b.             The Assigned Property is assigned and transferred to Assignee without recourse and with no representations or warranties of any kind by Assignor, express or implied, except as expressly set forth herein. Assignor makes no representations or warranties as to the collectability of the obligations evidenced by the Financing Documents, the collectability of the accounts receivable which are collateral under the Financing Documents, or the value, condition, location, existence, warranties of fitness, merchantability, suitability for a particular purpose, or as to title of any collateral. IN ACCEPTING THE ASSIGNED PROPERTY, ASSIGNEE ACKNOWLEDGES THAT ASSIGNEE IS ACQUIRING THE ASSIGNED PROPERTY IN ITS CURRENT STATUS “AS IS” AND “WHERE IS.” Assignee has been afforded an opportunity to review the Financing Documents and any other documents, instruments, agreements or records of Assignor with regard to the Financing Documents. Assignee further acknowledges that it has reviewed the status of title to the Financing Documents and the status and priority of the lien evidenced by the Financing Statement and that Assignor makes no representation or warranty of any kind with regard to the title to the Financing Documents or the priority of the lien evidenced by the Financing Statement.

c.             Assignee assumes and accepts from Assignor all of Assignor’s rights, titles, claims, interests, and obligations in and to the Assigned Property, and Assignee shall hereafter perform and discharge, in accordance with their respective terms, the obligations of Assignor with respect to the Financing Documents.

4.             Delivery of Documents. Upon Assignor’s receipt of the Purchase Price and a fully executed copy of this Assignment, Assignor shall deliver to Assignee (i) the original executed Financing Agreement and the Guarantees, (ii) a UCC Financing Statement Amendment, assigning Assignor’s interest in the Financing Statement to Assignee, and (iii) a notice prepared by Summit on Summit’s letterhead signed by Summit that Client and/or Assignee may send to the customers of Client informing them that Summit no longer maintains an interest in Client’s accounts receivable.

To the extent any documents delivered by Assignor need to be recorded or filed in any manner in any public office, Assignee, not Assignor, will be responsible for all such filings and recordings and the costs thereof and Assignee is hereby authorized to do so.

5.             Representations and Warranties of Assignor. As of the date hereof, Assignor represents and warrants to Assignee that:

a.             Holder. Assignor is the sole holder of the Assigned Property and has good right and title to assign and convey the Assigned Property to Assignee as contemplated hereby. To the best of Assignor’s knowledge, each of the Financing Documents is genuine, within the meaning of Section 1-201(19) of the Uniform Commercial Code. Assignor is in possession of the original of each of the Financing Agreement and the Guarantees.

b.             Default Status of Financing. The Financing is in DEFAULT, and Assignor, Client, and Guarantors have entered into three forbearance agreements regarding the Financing Documents and the defaults thereunder.

c.             Execution. The Financing Documents and any other document made and given by the Assignor in connection therewith and herewith have been duly authorized, executed, and delivered by Assignor, and are legally enforceable against Assignor according to their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, other laws relating to or affecting creditors’ rights generally and by general equity principles, and the obligations owing for failure to maintain the monthly minimum volume may be subject to legal and equitable defenses.

d.             Limitation on Representations and Warranties of Assignor. Except for the express representations and warranties of Assignor set forth in this Section 4, Assignee confirms, acknowledges, and agrees that Assignor: (i) makes no representation or warranty with respect to, and assumes no responsibility with respect to any statements, warranties or representations made by Client in or in connection with the Financing or any of the Financing Documents; (ii) makes no representation or warranty, and assumes no responsibility with respect to, the execution, legality, validity, enforceability, sufficiency or value of the Financing or any of the Assigned Property or any assets serving as collateral for the Financing; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Client or with regard to any collateral for the Financing or the Guarantees; and (iv) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Client of any of its obligations with respect to the Financing or under any Financing Document or any other instrument or document furnished pursuant thereto.

6.             Representations and Warranties of Assignee. As of the date hereof, Assignee represents and warrants to Assignor that:

a.             Inspection. Assignee has received all information it considers necessary or appropriate for deciding whether to purchase and assume the Assigned Property from Assignor. Assignee has been provided full and complete access to all Financing Documents and other documents, instruments and agreements pertaining to the Financing, has inspected and reviewed all of the Financing Documents, together with such other documents, instruments, reports, certificates, and other materials as Assignee has deemed necessary or appropriate in connection with this transaction, including without limitation, all agreements and documents referenced herein whether or not Assignor is a party thereto.

b.             Knowledgeable Investor. Assignee is acquiring the Financing for its own account only and not for any other person. Assignee considers itself a sophisticated investor, having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Financing.

c.             Non-Reliance. Assignee expressly acknowledges that except as expressly set forth herein, neither Assignor nor any of its officers, directors, employees, representatives, agents, attorneys or affiliates, has made any representations or warranties to Assignee and that no act by Assignor hereafter taken, including any review of the affairs of Client or Guarantors, shall be deemed to constitute any representation or warranty by Assignor to Assignee. Assignee represents to Assignor that Assignee has, independently and without reliance upon Assignor and based on such documents and information as Assignee has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit-worthiness of Client and Guarantors and made its own decision to enter into this Assignment and to accept the Assigned Property as provided herein. Assignee also represents that it will, independently and without reliance upon Assignor and based on the documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions concerning the Assigned Property, Client, and Guarantors, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit-worthiness of Client and Guarantors. Assignor shall not have any duty or responsibility to provide Assignee with any credit or other information concerning the business, operations, property, financial and other condition or credit-worthiness of Client or Guarantors that may come into the possession of Assignor or any of its officers, directors, employees, representatives, agents, attorneys or affiliates except as expressly provided herein.

Assignee further expressly acknowledges that neither Assignor nor any of its officers, directors, employees, representatives, agents, attorneys or affiliates, has made any representations or warranties to Assignee as to the validity, effectiveness, genuineness, enforceability, priority, or sufficiency of the Assigned Property. Assignee represents that it has, independently and without reliance upon Assignor or Assignor’s attorneys, made its own review and determination of the validity, effectiveness, genuineness, enforceability, priority, and sufficiency of the Assigned Property and the sufficiency, value, and condition of any property serving as collateral for the Financing.

d.             Securities Laws Compliance.

i.           Assignee has been represented by such legal and tax counsel and others, each of whom has been personally selected by Assignee, as Assignee has found necessary to consult concerning transactions contemplated hereby, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects. Assignee, either alone or with its advisors, if any, has sufficient knowledge and experience in business and financial matters that it is capable of evaluating the above information and making an informed investment decision with respect thereto.

ii.           Assignor has made available to Assignee, its counsel and other advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Assignor and its representatives, concerning the terms and conditions of this Assignment and access to obtain any information, documents, financial statements, records and books in the possession of Assignor relative to the Client and its business. All materials and information requested by Assignee, its counsel and advisors, or others representing Assignee, have been made available and examined.

7.             Payments Received by Assignor. All payments received by Assignor on behalf of Client after Assignor’s receipt of the Purchase Price shall be forwarded to Assignee or to such other entity as instructed by Assignee by wire / EFT transfer, subject to Summit’s standard electronic funds charges (currently $20.00) which may be deducted from any such payment, within two (2) business days following receipt of the same together with electronic notice to Assignee or its designee of the details of each payment received by Assignor.

8.             Reimbursement to Assignor. Assignee shall reimburse Assignor for all payments received by Assignor on behalf of Client within thirty (30) days prior to payment of the Purchase Price, if the instrument constituting such payment is returned for nonpayment or for any other reason, after receipt of the Purchase Price, provided that all such reimbursement claims are sent to Assignee within ninety (90) days of receipt of the Purchase Price. Assignee agrees, with respect to all payments forwarded to Assignee pursuant to Section 6 hereof which are returned for nonpayment or for any other reason, to repay Assignor the amount of any check or other payment instrument, upon demand, if the instrument constituting such payment is returned, provided all such reimbursement claims shall be sent to Assignee within ninety (90) days of the date such amount was forwarded to Assignee under Section 6 hereof

9.             Consent and Agreement of Client and Guarantors.

a.             Client and Guarantors each acknowledge and consent to the assignment of the Assigned Property and all other matters in this Assignment.

b.             Client and Guarantors each fully, finally, and forever release and discharge Assignor, its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that they have or in the future may have, whether known or unknown, in respect of the Financing, the Financing Documents, the Assigned Property, or the actions or omissions of Assignor in respect of the Financing, the Financing Documents, and the Assigned Property, and acknowledge and agree that Assignor shall have no further obligation to perform any at or take any action under the Financing Documents from the date hereof.

c.             Client and Guarantors each acknowledge and agree that the indemnification obligations owing to Assignor under the Financing Documents shall remain in full force and effect in favor of Assignor and shall survive the assignment and transfer of the Assigned Property to Assignee.

10.           Limitation. The execution and delivery of this Assignment and the existence and exercise of any of the foregoing remedies shall in no way be deemed or act as a waiver, nor impair, diminish or in any way affect Assignor’s rights and remedies under the Financing Documents with respect to the Financing at any time prior to the assignment of the Assigned Property pursuant hereto.

11.           Binding Effect. This Assignment shall be binding upon, extend to, and inure to the benefit of the heirs, successors, and assigns of the parties hereto, to the officers, directors, employees, partners, agents and representatives of the parties hereto, and to all persons or entities claiming by, through, or under any of the parties hereto.

12.           Authority. Each of the representatives signing this Assignment on behalf of Assignor, Assignee, Client, and Guarantors, as the case may be, hereby represents and warrants that said representative has the authority to execute and deliver this Assignment and that this Assignment shall be valid, binding, and enforceable in accordance with its terms as to the company, if any, for whom said representative has signed.

13.           General.

a.             No Third-Party Benefits. This Assignment is made for the sole and exclusive benefit of Assignor, Assignee, Client, and Guarantors and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Assignment.

b.             Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflicts of law principles.

c.             Severability. Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.             Interpretation. All references in this Assignment to the singular shall be deemed to include the plural if the context so requires and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation. Any section headings contained in this Assignment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment.

e.             Jury Waiver and Exclusive Jurisdiction. ASSIGNEE, CLIENT, AND GUARANTORS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS ASSIGNMENT.

Assignee, Client, and Guarantors each acknowledge that by execution and delivery of this Assignment, they have each transacted business in the State of Utah and voluntarily submit to, consent to, and waive any defense to the jurisdiction of the courts located in the State of Utah as to all matters relating to or arising from this Assignment. THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS ASSIGNMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS ASSIGNMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY ASSIGNOR.

f.             Attorney Fees. In any action or proceeding arising out of or related to this Assignment, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

g.             Survival. The parties hereto agree that the representations, warranties, and agreements contained in this Assignment shall survive and remain in full force and effect until the payment of all obligations arising under the Financing Documents.

h.             Counterparts. This Assignment may be executed simultaneously in two or more counterparts (including by facsimile or other electronic delivery), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

i.              Notices: All notices or demands by any party to this Assignment shall be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Assignor or Assignee at the respective mailing address stated below or to such other address as Assignor or Assignee may specify in writing. Any notice so addressed and otherwise delivered shall be deemed given when actually received by the addressee.

If to Assignor:	Summit Financial Resources, L.P.
2455 E. Parley’s Way, Suite 200
Salt Lake City, Utah 84109
Attention: Portfolio Manager

If to Assignee:	Frederick G. Perkins, III
200 Ocean Lane Drive, Apartment 806
Key Biscayne, Florida 33149

If to Client:	Artisanal Cheese LLC
500 West 37th Street, 2nd Floor
New York, New York 10018
Attention: Daniel W. Dowe, President

j.             Entire Agreement. This Assignment constitutes the entire agreement between the parties hereto concerning the subject matter hereof and may not be altered or amended except by written agreement signed by all parties hereto. All prior and contemporaneous agreements concerning the subject matter hereof are merged herein.

[Remainder of Page Intentionally Left Blank]

Dated: March 3, 2010.

Summit Financial Resources, L.P.

By:	/ss/Mark J. Picillo
Name:	Mark J. Picillo
Title:	Sr. Vice President

Artisanal Cheese, LLC

By:	/ss/Daniel W. Dowe
Name:	Daniel W. Dowe
Title:	President/CEO

American Home Food Products, Inc.

By:	/ss/Daniel W. Dowe
Name:	Daniel W. Dowe
Title:	President/CEO

/ss/Daniel W. Dowe
Daniel W. Dowe

/ss/Frederick G. Perkins, III
Frederick G. Perkins, III